                                                                    Exhibit 23.7

BALUKOFF LINDSTROM & CO., P.A.
Certified Public Accountants

Wells Fargo Building
877 West Main Street, Suite 805
Boise, Idaho 83702
(208) 344-7150
FAX: (208) 344-7435

We consent to the use of our independent auditors' report on the combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of and for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in Form S-1 for Citadel Communications Corporation.

/s/ BALUKOFF LINDSTROM & CO., P.A.

April 24, 1998